MOBILE APP DESIGN AGREEMENT

Set forth this 6 day of October 2014, this agreement (“Agreement”) is entered into between Mouse LLC, known for the purpose of this Agreement as “Client,” and Myriad

Interactive Media Inc., hereafter known as “Designer.” The Agreement refers to the following website design project(s) (hereafter referred to as “Work”):

SERVICES

Detailed description of the project(s) that applies to this Agreement is:

Scope of work: Graphic Design Service Type

Launch Screen, Intro & LOGO Screen

Design

Interactive Map Design(s) Included

News Feed Screen(s) Included

Twitter Feed Screen(s) Included

Disease Alert Screen Included

Disease Proximity Screen

Included

Symptoms, Info, Faq’s, History Screens Included

Disease Growth / Death Screens Included

About / Contact (If applicable) Included

Myriad Interactive Media Inc. will provide the following consulting and production services to

Mouse LLC during the Term (the “Services”): (a) Myriad will complete full design reviews on all its graphic design production where the Company is involved in order to ensure that the future mobile application development results in the necessary number of solid scaleable code efficient and compliant reference builds to be adapted across various generic browsers and platforms within the iOS mobile environment; (b) Myriad will undertake the future development of the graphic design element(s) by utilizing the creatives designed by Myriad on a mutually agreed upon creative delivery schedule after the graphic design process.

Myriad will not own any rights to any designs related to the disease tracking (DTE) platform

The parties will issue a mutually acceptable joint press release announcing that the design and future mobile application were developed by Myriad, and will work together to issue future press releases related to any other Applications developed using the Technology (if applicable). The parties shall work together to issue publicity and general marketing communications concerning their relationship under this Agreement, as well as to release a mutually beneficial case study. Solely for the purpose of marketing and promoting the relationship under this Agreement, each party hereby grants to the other party the right to use and display its trade-marks, logos and trade names for the sole purpose of marketing and promoting the relationship under this Agreement, subject to compliance by the other party with such party’s trade-mark guidelines as provided from time to time. Neither party shall issue such publicity and general marketing communications concerning their relationship under this Agreement without the prior written consent of the other party of the form of such usage (not to be unreasonably withheld or delayed). Neither party shall disclose the terms of this Agreement to any third party other than its outside counsel,

auditors, and financial and technical advisors, except as required by law or pursuant to a non-disclosure agreement containing confidentiality obligations at least as restrictive as those contained in Article 10 of the Standard Terms and Conditions.

Each of the parties agrees that it will not make or permit any representation about the other party’s products and/or services except as expressly authorized by such party. Except as set out in this Agreement, neither party has any actual, apparent, express or implied authority to make or permit any representation, warranty, contract or commitment on behalf of the other party.

The parties acknowledge and agree that the relationship under this Agreement shall be non-

exclusive and that either party shall be permitted to enter into a similar arrangement or agreement with any other party without restriction. This Agreement does not create any agency or partnership relationship.

This Agreement may be signed by facsimile and in counterpart originals, which collectively,

when each of the Parties have signed a counterpart, shall have the same legal effect as if all signatures had appeared on the same physical document.

Except as expressly stated herein, nothing in this Agreement constitutes a grant by either party of any license or other right (whether express or implied) to any of the other party’s technology or intellectual property. All rights not expressly granted hereunder are reserved by each party.

This Agreement shall be governed by and construed in accordance with the laws of the

State of Delaware.

Client and Myriad agree to the following provisions:

DURATION: This Agreement commences on the day listed above, and continues through the 20th of October, 2014, at which point all Work is expected to be completed to Client’s satisfaction. Extensions may be requested by Myriad, and granted or denied by the Client. However content yet to be confirmed and signed off on might cause a delay.

PAYMENT: Client agrees to pay Myriad $2000 with taxes included for the mobile application iOS graphic design screens. Payment is due on or before Oct 10 2014.

ADDITIONAL PAYMENT: Client agrees to pay Myriad expenses for added expenses agreed upon by Client and Myriad for any work designed which is outside the

Scope/word load of this initial agreement, assuming Myriad provides proper documentation (e.g., receipts, details on why). Any added changes outside of the Scope will be discussed with Mouse, LLC. Prior to commencing any added design features not documented in the original scope.

CHANGES: Any changes made to the original description as outlined above will result in

Myriad charging additional fees of Standard $60.00 per hour. Should Myriad request and Client agree to an extension of time, Client will not be required to pay Myriad any additional funds at the same rate for the completion of the project.

CLIENT RESPONSIBILITIES: Client agrees to provide Myriad with Content

Requirements not already discussed so that the Work may be completed on time and to Client’s satisfaction.

CONFIDENTIALITY: Client and Myriad agree to discuss the Work listed above with only one another.

RIGHTS: Rights, including copyright, ownership, and publishing rights, to this Work belong to Mouse LLC as of Oct 5 2014.

RELATIONSHIP: This Agreement does not imply any other relationship between Client and Myriad. Any further work requested by Client and/or suggested by Myriad must be governed under a separate agreement which refers to the subsequent mobile development of the application designs into interactive screens for iOS.

This undersigned consent to all the provisions in this Agreement, signed this 6th day of

October, 2014.

Derek Ivany

___________________________ Alan Sosa __________________________

Myriad Interactive Media Inc. Mouse, LLC

/s/ Derek Ivany_______________ /s/ Alan Sosa__________________

Signature Signature